Exhibit 99.1

                             HOLLYWOOD MEDIA CORP.


          HOLLYWOOD MEDIA REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

(Boca Raton, FL - May 14, 2003) - Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the three months ended March 31, 2003.

Mitchell Rubenstein, Chairman and CEO of Hollywood Media Corp., stated: "We delivered 21.9% revenue growth (excluding barter revenue*) during a challenging economic period. We are experiencing strong demand for our products and services and look forward to the rest of the year as we continue to focus on improving the bottom line."

FINANCIAL RESULTS

Net revenues for the three months ended March 31, 2003 increased $1.9 million or 14.6% to $14.6 million from $12.7 million in the same period of 2002. Excluding barter revenue* from both quarters (barter revenue decreased from $0.8 million in the first quarter of 2002 to zero in the first quarter of 2003), full quarter revenue increased by 21.9% to $14.6 million in the first quarter 2003 compared to $11.9 million in the first quarter of 2002. The net loss for the first quarter of 2003 was $2.9 million, a reduction of 61.7%, as compared to a net loss of $7.5 million in the first quarter of 2002. The net loss per share for the first quarter of 2003 was $0.14 as compared to $0.27 per share in the first quarter of 2002. Please note that the weighted average number of shares outstanding for the three months ended March 31, 2003 was 20,398,291 shares as compared to 28,116,685 shares in the comparable period in 2002. Gross Margin for the three months ended March 31, 2003 decreased $0.5 million or 10.6% to $4.0 million from $4.5 million in the same period of 2002. Excluding the effect of barter revenue*, the gross margin increased by 7.6% to $4.0 million in the first quarter of 2003 from $3.7 million in the first quarter of 2002.

*NON-GAAP FINANCIAL MEASURES

Revenues excluding barter, and gross margin excluding barter, are non-GAAP financial measures, and should be considered in addition to, and not as a substitute for or superior to, reported revenues and gross margin without such exclusion, which are also set forth above. Hollywood Media believes that revenues excluding barter, and gross margin excluding barter, are useful information to investors regarding Hollywood Media's results of operations for the first quarter of 2003, because such measures show growth in revenues and gross margin without the effects of non-cash barter revenue, as Hollywood Media has decided to minimize its utilization of barter revenue arrangements. Barter revenue is offset by an equal amount of barter expense, and therefore does not impact the calculation of net loss.


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HOLLYWOOD MEDIA REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS
Page 2


TELECONFERENCE INFORMATION

The Company will host a teleconference to discuss its first quarter 2003 financial results. The conference call is scheduled for 10:00 a.m. Eastern Time tomorrow, May 15. To access the teleconference, please dial 212-346-7486 approximately five minutes prior to the start of the call. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 22, 2003, and can be accessed by dialing 800-633-8284 (U.S.), 402-977-9140 (Int'l), passcode 21144477. A replay of the teleconference will also be archived on the investor relations portion of the Company's web site.

ABOUT HOLLYWOOD MEDIA
---------------------

Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its major strategic partners and unique content, the Company has launched a network of media businesses. The Company's Data Business includes CinemaSource, EventSource, AdSource and Baseline/FilmTracker. The Company's Broadway Tickets business includes Theatre Direct International, Broadway.com and 1-800-Broadway. These services supply thousands of media outlets with specific information on entertainment events such as movies, live theater and concerts, and sell tickets for Broadway. The Company's businesses also include an intellectual property business, as well as Hollywood.com and a minority interest in MovieTickets.com. In addition, the Company owns and operates two cable television networks, Totally Hollywood TV and Totally Broadway TV.

Statements in this press release may be "forward-looking statements" within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need to manage our growth and integrate new businesses, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.'s filings with the Securities and Exchange Commission including our Form 10-K for 2002. Such forward-looking statements speak only as of the date on which they are made, and Hollywood Media Corp. does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                           - Financial Tables Below -

CONTACT
John Buckley/Kim Holt
Brainerd Communicators, Inc.
212-986-6667
buckley@braincomm.com

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                     HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                      March 31,       December 31,
                                                                                        2003              2002
                                                                                    -------------    -------------
                                                                                     (Unaudited)
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                      $   1,236,331    $   2,342,238
     Receivables, net                                                                   1,492,170        1,845,063
     Inventories, net                                                                   8,639,970        7,144,311
     Prepaid expenses                                                                   1,097,306        1,026,454
     Other receivables                                                                    747,103          510,532
     Other current assets                                                                  48,332          247,532
     Deferred advertising - CBS                                                           734,757          924,780
                                                                                    -------------    -------------
     Total current assets                                                              13,995,969       14,040,910

PROPERTY AND EQUIPMENT, net                                                             3,239,010        3,563,569
INVESTMENTS IN AND ADVANCES TO EQUITY METHOD INVESTEES                                    236,130          610,172
IDENTIFIABLE INTANGIBLE ASSETS, net                                                     2,165,852        2,342,807
GOODWILL, net                                                                          40,773,968       40,773,968
OTHER ASSETS                                                                              597,163          737,231
                                                                                    -------------    -------------
TOTAL ASSETS                                                                        $  61,008,092    $  62,068,657
                                                                                    =============    =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                               $   2,052,558    $   1,354,663
     Accrued expenses and other                                                         2,954,069        3,854,881
     Notes payable                                                                        250,000          250,000
     Accrued exit and retail closure costs                                                 27,500           27,500
     Deferred revenue                                                                  10,314,976        8,890,002
     Current portion of capital lease obligations                                         279,327          340,083
                                                                                    -------------    -------------
     Total current liabilities                                                         15,878,430       14,717,129

CAPITAL LEASE OBLIGATIONS, less current portion                                           198,928          238,546
DEFERRED REVENUE                                                                          327,089          214,626
MINORITY INTEREST                                                                          61,844               --
OTHER DEFERRED LIABILITY                                                                2,398,239        2,381,863
CONVERTIBLE DEBENTURES, NET                                                             3,402,653        3,223,988

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Preferred Stock, $.01 par value, 539,127 shares authorized; none outstanding              --               --
     Common stock, $.01 par value, 100,000,000 shares authorized; 20,513,708 and 20,253,863 shares issued and outstanding  at March 31, 2003 and
         December 31, 2002, respectively                                                  205,137          202,539
     Additional paid-in capital                                                       277,596,611      277,261,293
     Accumulated deficit                                                             (239,060,839)    (236,171,327)
                                                                                    -------------    -------------
     Total shareholders' equity                                                        38,740,909       41,292,505
                                                                                    -------------    -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $  61,008,092    $  62,068,657
                                                                                    =============    =============

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                       HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF OPERATIONS
                                    (Unaudited)


                                                       Three Months Ended March 31,
                                                       ----------------------------

                                                            2003            2002
                                                       ------------    ------------

NET REVENUES                                             14,562,815    $ 12,705,442

COST OF REVENUES                                         10,568,545       8,236,161
                                                       ------------    ------------

    Gross margin                                          3,994,270       4,469,281
                                                       ------------    ------------


OPERATING EXPENSES:
    General and administrative                            1,891,232       1,889,920
    Selling and marketing                                   277,396         925,932
    Salaries and benefits                                 3,279,628       3,563,120
    Amortization of CBS advertising                         190,023       4,577,598
    Depreciation and amortization                           639,876         905,055
                                                       ------------    ------------

        Total operating expenses                          6,278,155      11,861,625
                                                       ------------    ------------

        Operating loss                                   (2,283,885)     (7,392,344)

EQUITY  IN EARNINGS - INVESTMENTS                             4,405         216,383

OTHER INCOME (EXPENSE):

    Interest expense                                       (342,661)       (179,685)
    Interest income                                           2,293           3,022
    Other, net                                              (49,091)         20,846
                                                       ------------    ------------

         Loss before minority interest                   (2,668,939)     (7,331,778)

MINORITY INTEREST                                          (220,573)       (204,000)
                                                       ------------    ------------

NET LOSS                                               $ (2,889,512)   $ (7,535,778)
                                                       ============    ============

Basic and diluted net loss per common share            $      (0.14)   $      (0.27)
                                                       ============    ============

Weighted average shares outstanding                      20,398,291      28,116,685
                                                       ============    ============